NATCO Group Inc.

Notice of Grant of Option ID: 22-2906892

and Option Agreement Brookhollow Central III

2950 North Loop West, 7th Floor

Houston, Texas 77092

[Name of Recipient]	Award Number:
[Address]	Plan:
ID:

Effective [Date], you have been granted a(n) Non-Qualified Stock Option to buy [# of Shares] shares of NATCO Group Inc. (the Company) stock at $ _____ per share [exercise price per share based on Fair Market Value on grant date].

The total option price of the shares granted is $ _____ [total exercise price].

Shares in each period will become fully vested on the date shown.

Shares	Vest Type	Full Vest	Expiration
[1/3 of initial award]	On Vest Date	[1st anniversary of grant date]	[7th or 10th anniversary of grant date]
[1/3 of initial award]	On Vest Date	[2nd anniversary of grant date]	[7th or 10th anniversary of grant date]
[1/3 of initial award]	On Vest Date	[3rd anniversary of grant date]	[7th or 10th anniversary of grant date]

By your signature and the Company's signature below, you and the Company agree that this award is granted under and governed by the terms and conditions of the Company's Option Plan as amended and the Option Agreement, all of which are attached and made a part of this document.

__________________________________ ________________________________

NATCO Group Inc. Date

__________________________________ ________________________________

[Name of Recipient] Date

NONSTATUTORY STOCK OPTION AGREEMENT

Employee Form

AGREEMENT made as of the effective date specified in the Notice of Grant of Option and Option Agreement to which this Agreement is attached (the "Notice") between the individual identified in the address line of the Notice ("Employee") and NATCO Group Inc., a Delaware corporation (the "Company"). This Agreement forms an integral part of the Notice and is incorporated by reference into the Notice. By signing the Notice, Employee is agreeing to the terms and provisions of this Agreement.

To carry out the purposes of the NATCO Group Inc. [1998/2001/2004 Stock Incentive Plan][2006 Long-Term Incentive Compensation Plan] (the "Plan"), by affording Employee the opportunity to purchase shares of the common stock of the Company, par value $0.01 per share ("Stock"), and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Employee hereby agree as follows:

1. Grant of Option. The Company hereby irrevocably grants to Employee the right and option ("Option") to purchase all or any part of the shares of Stock specified in the Notice on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference as a part of this Agreement. In the event of any conflict between the terms of the Notice, this Agreement and the Plan, the Plan shall control. Capitalized terms used but not defined in this Agreement shall have the meaning attributed to such terms under the Plan, unless the context requires otherwise. This Option shall not be treated as an incentive stock option within the meaning of section 422(b) of the Code.

2. Purchase Price. The purchase price of Stock purchased pursuant to the exercise of this Option shall be as specified in the Notice. For all purposes of this Agreement, the Fair Market Value of Stock shall be determined in accordance with the provisions of the Plan.

3. Exercise of Option. Subject to the earlier expiration of this Option as herein provided, this Option may be exercised, by written notice to the Company at its principal executive office addressed to the attention of its Corporate Secretary (or such other officer or employee of the Company as the Company may designate from time to time), at any time and from time to time after the date of grant hereof, but, except as otherwise provided below, this Option shall not be exercisable for more than a percentage of the aggregate number of shares offered by this Option determined by the number of full years from the date of grant hereof to the date of such exercise, in accordance with the following schedule:

Number of Full Years	Percentage of Shares That May Be Purchased
Less than 1 year	0%
1 year	33-1/3%
2 years	66-2/3%
3 years or more	100%

This Option may be exercised only while Employee remains an employee of the Company and will terminate and cease to be exercisable upon Employee's termination of employment with the Company, subject to the following:

          If Employee's employment with the Company terminates by reason of disability (within the meaning of section 22(e)(3) of the Code), the vested portion of this Option may be exercised in full by Employee (or Employee's estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) at any time during the period of one year following such termination.

          If Employee dies while in the employ of the Company, Employee's estate, or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee, may exercise the portion of this Option that was vested at the date of death at any time during the period of one year following the date of Employee's death.

          If Employee is terminated for cause, this Option may only be exercised while Employee remains an employee of the Company. As used in this paragraph, the term "cause" shall mean Employee (i) has been convicted of a misdemeanor involving moral turpitude or of a felony, (ii) has engaged in gross negligence or willful misconduct in the performance of the duties of Employee's employment, (iii) has willfully disregarded or materially breached any written corporate policies established by the Company, or (iv) has breached any material provision of any written agreement between Employee and the Company or any of its Affiliates. Determinations as to the existence of cause shall be made by the Committee (as defined in the Plan) or the Chief Executive Officer of the Company in their or his sole discretion.

          If Employee's employment with the Company terminates for any reason other than as described in (a), (b) or (c) above, this Option may be exercised by Employee at any time during the period of three months following such termination, or by Employee's estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) during a period of one year following Employee's death if Employee dies during such three-month period, but in each case only as to the number of shares Employee was entitled to purchase under this Agreement as of the date Employee's employment terminates.

This Option shall not be exercisable in any event after the expiration of [seven][ten] years from the date of grant. The purchase price of shares as to which this Option is exercised shall be paid in full at the time of exercise (a) in cash (including check, bank draft or money order payable to the order of the Company), (b) by delivering or constructively tendering to the Company shares of Stock having a Fair Market Value equal to the purchase price (provided such shares used for this purpose must have been held by Employee for such minimum period of time as may be established from time to time by the Committee), (c) if the Stock is readily tradable on a national securities market, through a "cashless-broker" exercise in accordance with a Company established policy or program for the same, or (d) any combination of the foregoing. No fraction of a share of Stock shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the exercise price thereof; rather, Employee shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Stock. Unless and until a certificate or certificates (whether in physical form or through electronic means) representing such shares shall have been issued by the Company to Employee, Employee (or the person permitted to exercise this Option in the event of Employee's death) shall not be or have any of the rights or privileges of a shareholder of the Company with respect to shares acquirable upon an exercise of this Option.

4. Withholding of Tax. To the extent that the exercise of this Option or the disposition of shares of Stock acquired by exercise of this Option results in compensation income or wages to Employee for federal, state or local tax purposes, Employee shall deliver to the Company at the time of such exercise or disposition such amount of money or shares of Stock as the Company may require to meet its minimum obligation under applicable tax laws or regulations. No exercise of this option shall be effective until Employee (or the person entitled to exercise this Option, as applicable) has made arrangements approved by the Company to satisfy all applicable minimum tax withholding requirements of the Company.

5. Status of Stock. The Company intends to register for issuance under the Securities Act of 1933, as amended (the "Act") the shares of Stock acquirable upon exercise of this Option, and to keep such registration effective throughout the period this Option is exercisable. In the absence of such effective registration or an available exemption from registration under the Act, issuance of shares of Stock acquirable upon exercise of this Option will be delayed until registration of such shares is effective or an exemption from registration under the Act is available. The Company intends to use its reasonable efforts to ensure that no such delay will occur. In the event exemption from registration under the Act is available upon an exercise of this Option, Employee (or the person permitted to exercise this Option in the event of Employee's death or incapacity), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws.

Employee agrees that the shares of Stock which Employee may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws. Employee also agrees that (i) the certificates representing the shares of Stock purchased under this Option may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws, (ii) the Company may refuse to register the transfer of the shares of Stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law, and (iii) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Stock purchased under this Option.

6. Employment Relationship. For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of either the Company, an Affiliate, or a corporation or a parent or subsidiary of such corporation assuming or substituting a new option for this Option. Without limiting the scope of the preceding sentence, it is expressly provided that Employee shall be considered to have terminated employment with the Company at the time of the termination of the "Affiliate" status under the Plan of the entity or other organization that employs Employee. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee and its determination shall be final. Nothing in the adoption of the Plan, nor the award of this Option thereunder pursuant to this Agreement, shall affect in any way the right of Employee or the Company to terminate such employment at any time. Unless otherwise provided in a written employment agreement or by applicable law, Employee's employment by the Company shall be on an at-will basis, and the employment relationship may be terminated at any time by either Employee or the Company for any reason whatsoever, with or without cause or notice.

7. Acknowledgements Regarding Section 409A of the Code. Employee understands that if the purchase price of the Stock under this Option is less than the fair market value of such Stock on the date of grant of this Option, then Employee may incur adverse tax consequences under Section 409A of the Code. Employee acknowledges and agrees that (a) he is not relying upon any determination by the Company, its affiliates, or any of their respective employees, directors, officers, attorneys or agents (collectively, the "Company Parties") of the fair market value of the Stock on the date of grant of this Option, (b) he is not relying upon any written or oral statement or representation of the Company Parties regarding the tax effects associated with Employee's execution of this Agreement and his receipt, holding and exercise of this Option, and (c) in deciding to enter into this Agreement, Employee is relying on his own judgment and the judgment of the professionals of his choice with whom he has consulted. Employee hereby releases, acquits and forever discharges the Company Parties from all actions, causes of actions, suits, debts, obligations, liabilities, claims, damages, losses, costs and expenses of any nature whatsoever, known or unknown, on account of, arising out of, or in any way related to the tax effects associated with Employee's execution of this Agreement and his receipt, holding and exercise of this Option.

8. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee.

9. Entire Agreement. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Option granted hereby. Without limiting the scope of the preceding sentence, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. Any modification of this Agreement shall be effective only if it is in writing and signed by both Employee and an authorized officer of the Company.

10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles thereof.